UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

AMERICAN RESTAURANT CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

1405 West Pinhook Road, Suite 102 Lafayette, Louisiana (Address of principal executive offices)	70503 (Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

13453 North Main Street, Suite 206, Jacksonville, Florida 32218

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2013, American Restaurant Concepts, Inc. (the “Company”) entered into a Voluntary Resignation and Compensation Agreement, With Exclusive Assignment (the “Separation Agreement”) with Michael P. Rosenberger, who is the Company’s Chief Executive Officer, and Moose River Management, Inc., a company that is wholly owned by Mr. Rosenberger (“Moose River”). The Separation Agreement will become effective on July 31, 2013.

Under the terms of the Separation Agreement, Mr. Rosenberger agreed to resign from his positions as the Chief Executive Officer, Chief Financial Officer and Secretary of the Company, and from any and all other employment positions that he has with the Company, and agreed to resign as a member of the board of directors of the Company effective July 31, 2013. In addition, Moose River agreed to assign to the Company all of the “Dick’s Wings” trademarks (the “Trademarks”) currently being licensed to the Company by Moose River under the Trademark License Agreement (the “License Agreement”) dated July 16, 2007 by and between the Company and Moose River. The Company agreed to pay Mr. Rosenberger $10,000 in settlement of all compensation and reimbursement due to Mr. Rosenberger arising out of or in connection with his employment with the Company. In addition, the Company and Mr. Rosenberger agreed to release each other from any and all claims that they may have against each other. As a result of the execution of the Separation Agreement, the employment agreement entered into by and between the Company and Mr. Rosenberger on January 1, 2012 will terminate on July 31, 2013.

On July 12, 2013, the Company and Mr. Rosenberger also entered into a Consulting Agreement For Term (the “Consulting Agreement”) pursuant to which Mr. Rosenberger agreed to assist the Company with its prior business and future business during a term commencing on July 31, 2013 and ending on December 31, 2013. In return, the Company agreed to pay Mr. Rosenberger $70,000 on July 31, 2013 and to make payments of $32,500 to Mr. Rosenberger on September 1, 2013, October 15, 2013, December 1, 2013 and December 31, 2013. In the event the Company fails to make one or more of these payments to Mr. Rosenberger in the amounts and on the dates specified in the Consulting Agreement, ownership of the Trademarks will revert back to Moose River and the License Agreement will continue in full force and effect. The Consulting Agreement will become effective on July 31, 2013.

The foregoing description of the Separation Agreement and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement and Consulting Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference herein.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	The information set forth in Item 1.01 above is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Voluntary Resignation and Compensation Agreement, With Exclusive Assignment, dated July 12, 2013, by and among American Restaurant Concepts, Inc., Michael P. Rosenberger and Moose River Management, Inc.

10.2	Consulting Agreement For Term, dated July 12, 2013, by and between American Restaurant Concepts, Inc. and Michael P. Rosenberger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESTAURANT CONCEPTS, INC.

Dated: July 12, 2013	/s/ Richard W. Akam
Richard W. Akam
Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Voluntary Resignation and Compensation Agreement, With Exclusive Assignment, dated July 12, 2013, by and among American Restaurant Concepts, Inc., Michael P. Rosenberger and Moose River Management, Inc.
10.2	Consulting Agreement For Term, dated July 12, 2013, by and between American Restaurant Concepts, Inc. and Michael P. Rosenberger